UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 6, 2006 (May 31, 2006)
INX Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-31949 Commission file number	76-0515249 (I.R.S. Employer Identification No.)
6401 Southwest Freeway
Houston, Texas 77074
(Address of Registrant’s principal executive offices)
(713) 795-2000
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement
INX Inc. (the “Company”) leases office space from Allstar Equities, Inc., a Texas corporation (“Allstar”), wholly-owned by Mr. James H. Long, the Company’s Chief Executive Officer and largest shareholder. The office space is leased at the rate of $37,192 per month with an expiration date of January 31, 2007. On May 31, 2006, the Company executed an option to renew this lease under the following terms:
•	Renewal of the lease for five years from the date the Company exercises it option to renew.

•	Base rental rate under the renewed lease would be 98% of the current base rent per month of $37,192.

•	The Company is required to provide Allstar with written notice of its intention to exercise this option no later than 90 days prior to the current expiration of the lease, January 31, 2007.
Consideration for the option to renew includes payment by the Company in 2006 of a portion of the parking lot paving costs and other improvements totaling $81,600.
Item 9.01      Financial Statements and Exhibits
(c) Exhibits

Exhibit Number	Description

10.1	Option to renew lease between INX Inc. and Allstar Equities, Inc. dated May 31, 2006
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INX Inc.
Date: June 6, 2006	By:	/s/ Brian Fontana
Brian Fontana
Chief Financial Officer